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                                                                    Exhibit 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2002, except for note 8 as to which the date is March 1, 2002, with respect to the consolidated financial statements of Arvida/JMB Partners, L.P. included in the Registration Statement (Form S-1 No.
(333-      ) and related Prospectus of The St. Joe Company for the registration of 8,050,000 shares of its common stock.

                                        /s/ Ernst & Young LLP

Miami, Florida
May 22, 2002